EXHIBIT 5.1
Opinion of Akerman Senterfitt LLP
June 29, 2006
Spherion Corporation
2050 Spectrum Boulevard
Fort Lauderdale, Florida 33309 — 3799
Ladies and Gentlemen:
We have acted as counsel to Spherion Corporation, a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”). Such Registration Statement relates to the registration by the Company of 5,050,000 shares of Common Stock, par value $0.001 per share, of the Company (the “Common Shares”) that may be issued pursuant to the Spherion Corporation 2006 Stock Incentive Plan (the “Plan”).
In connection with the Registration Statement, we have examined, considered and relied upon copies of the following documents: (1) the Company’s Restated Certificate of Incorporation, as amended, and the Company’s Restated By-Laws, as amended; (2) resolutions of the Company’s board of directors; (3) the Plan; (4) the Registration Statement and exhibits thereto; and (5) such other documents and instruments that we have deemed necessary for the expression of the opinions contained herein. In our examination of the aforesaid documents, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents, the authenticity of all documents submitted to us as originals and the conformity to the original documents of all copies. Based upon the foregoing examination, we are of the opinion that the Common Shares have been duly authorized and, when issued, will be validly issued, fully paid and non-assessable.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are included within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.
Very truly yours,
/s/ AKERMAN SENTERFITT LLP